UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2018, Real Goods Solar, Inc. (the “Company”) held its 2017 annual meeting of shareholders, at which the Company’s shareholders approved an amendment and restatement of the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (the “Plan”) to (a) increase the maximum number of shares of the Company’s Class A common stock that may be issued or subject to awards under the Plan, (b) increase the number of shares of Class A common stock that a plan participant may receive during any fiscal year, (c) eliminate the Company’s ability to reprice outstanding awards without shareholder approval, (d) prohibit the payment of dividends or dividend equivalents on unvested equity awards, (e) eliminate the Company’s discretion to accelerate the vesting of outstanding equity awards, except under certain limited circumstances, and (f) institute a one-year minimum vesting schedule applicable to at least 95% of equity awards issued under the Plan.

Following the amendments to the Plan, up to an aggregate of 1,300,000 shares of Class A common stock are authorized for issuance under the Plan and no participant may receive awards for more than 500,000 shares of Class A common stock in any one fiscal year. Before the amendment and restatement of the Plan, the aggregate number of shares of Class A common stock that may have been issued and outstanding, or subject to awards outstanding, under the Plan could not exceed 52,536 share of Class A common stock, subject to adjustment as provided in the Plan, and no participant could receive awards for more than 16,666 shares of Class A common stock.

The foregoing summary is qualified in its entirety by the full text of the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 8, 2018, the Company held its 2017 annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of shareholders at the 2017 annual meeting of shareholders were as follows:

(1)	The Company’s shareholders elected all nominees named in the proxy statement for the meeting to the Company’s board of directors, each to serve until the next annual meeting of shareholders to be held in 2018 or until their successors are duly elected and qualified, with the following vote:

	For	Withheld	Broker non-votes
Dennis Lacey	1,459,448	650,346	3,816,145
Pavel Bouska	1,446,132	663,662	3,816,145
Ian Bowles	1,460,349	649,445	3,816,145
John Schaeffer	1,424,950	684,844	3,816,145
Robert L. Scott	1,424,182	685,612	3,816,145

(2)	The Company’s shareholders approved the amendment and restatement of the Plan described under Item 5.02 of this Current Report on Form 8-K, with the following vote:

For	Against	Abstain	Broker non-votes
1,260,177	822,254	44,405	3,799,103

(3)	The Company’s shareholders ratified the appointment of Moss Adams LLP to audit the Company’s consolidated financial statements for the 2017 fiscal year, with the following vote:

For	Against	Abstain	Broker non-votes
4,139,816	1,398,523	387,600	0

As previously disclosed, on January 2, 2018, Company entered into a Cooperation Agreement (the “Agreement”) with Iroquois Capital Management LLC, Iroquois Master Fund LTD, Iroquois Capital Investment Group LLC, Richard Abbe and Kimberly Page (collectively, “Iroquois Capital”). Pursuant to the Agreement, Iroquois Capital agreed to (i) immediately terminate, and cease any and all solicitation and other efforts with respect to, the solicitation of proxies in opposition to the Company’s proposals for the 2017 annual meeting of shareholders, (ii) withdraw (and not resubmit) Iroquois’ proxy statement in opposition to the Company’s proposals for the 2017 annual meeting of shareholders, and (iii) promptly notify the staff of the Securities and Exchange Commission in writing that it is terminating the solicitation of proxies in opposition to the Company’s proposals for the 2017 annual meeting of shareholders. The terms of the Agreement are summarized in the Company’s Current Report on Form 8-K filed January 3, 2018 and incorporated herein by reference. As previously disclosed in the Company’s Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement, filed January 9, 2018, the Company expects that the total expenses related to the solicitation of proxies for the 2017 annual meeting of shareholders and related to the Cooperation Agreement will total approximately $280,000 of which approximately $245,000 has been spent to date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Real Goods Solar, Inc. 2008 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: February 12, 2018